EX-99.B(a)wrsuppc

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           WADDELL & REED FUNDS, INC.

         Waddell & Reed Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Six Billion (6,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Sixty Million Dollars ($60,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

         Total Return Fund, Class B                           250,000,000 shares
         Total Return Fund, Class Y                           250,000,000 shares
         Growth Fund, Class B                                 250,000,000 shares
         Growth Fund, Class Y                                 250,000,000 shares
         Limited-Term Bond Fund, Class B                      250,000,000 shares
         Limited-Term Bond Fund, Class Y                      250,000,000 shares
         Municipal Bond Fund, Class B                         250,000,000 shares
         Municipal Bond Fund, Class Y                         250,000,000 shares
         International Growth Fund, Class B                   250,000,000 shares
         International Growth Fund, Class Y                   250,000,000 shares
         Asset Strategy Fund, Class B                         250,000,000 shares
         Asset Strategy Fund, Class Y                         250,000,000 shares
         High Income Fund, Class B                            250,000,000 shares
         High Income Fund, Class Y                            250,000,000 shares
         Science and Technology Fund, Class B                 250,000,000 shares
         Science and Technology Fund, Class Y                 250,000,000 shares

         SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation and classes thereof as follows:

         Total Return Fund, Class B                           250,000,000 shares
         Total Return Fund, Class Y                           150,000,000 shares
         Total Return Fund, Class C                           100,000,000 shares
         Growth Fund, Class B                                 250,000,000 shares
         Growth Fund, Class Y                                 150,000,000 shares
         Growth Fund, Class C                                 100,000,000 shares
         Limited-Term Bond Fund, Class B                      250,000,000 shares
         Limited-Term Bond Fund, Class Y                      150,000,000 shares
         Limited-Term Bond Fund, Class C                      100,000,000 shares
         Municipal Bond Fund, Class B                         250,000,000 shares
         Municipal Bond Fund, Class Y                         150,000,000 shares
         Municipal Bond Fund, Class C                         100,000,000 shares
         International Growth Fund, Class B                   250,000,000 shares
         International Growth Fund, Class Y                   150,000,000 shares
         International Growth Fund, Class C                   100,000,000 shares
         Asset Strategy Fund, Class B                         250,000,000 shares
         Asset Strategy Fund, Class Y                         150,000,000 shares
         Asset Strategy Fund, Class C                         100,000,000 shares
         High Income Fund, Class B                            250,000,000 shares
         High Income Fund, Class Y                            150,000,000 shares
         High Income Fund, Class C                            100,000,000 shares
         Science and Technology Fund, Class B                 250,000,000 shares
         Science and Technology Fund, Class Y                 150,000,000 shares
         Science and Technology Fund, Class C                 100,000,000 shares

The aggregate number of shares of all classes of stock of the Corporation remains at Six Billion (6,000,000,000) shares of capital stock, the par value remains $0.01 per share, and the aggregate par value of all authorized stock remains Sixty Million Dollars ($60,000,000.00).

All authorized shares that have not been designated or classified remain available for future designation or classification.

         THIRD: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation and Articles Supplementary thereto, except as follows:

     (1) The Class B stock of each series shall be subject a contingent deferred sales charge and a Rule 12b-1 fee, as determined by the Board of Directors of the Corporation from time to time;

     (2) The Class Y stock of each series shall not be subject to either a front-end load or contingent deferred sales charge and shall be subject to


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

          Rule 12b-1 fees and a shareholder servicing fee which differs from that of the Class B shares of each series;

     (3) To the extent not otherwise set forth in the Corporation's Articles of Incorporation, each Class or Series of the Corporation shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as are determined by the Corporation's Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933 ("1933 Act") or any amendment thereto or any supplement to a prospectus or statement of additional information contained therein.


         FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 30th day of June, 1999.

                                                    ____________________________
                                                    Helge K. Lee, Vice President

Attest: ____________________________
        Kristen A. Richards
        Assistant Secretary

         The undersigned, Vice President of Waddell & Reed Funds, Inc. who executed on behalf said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                           WADDELL & REED FUNDS, INC.


                                              By: ____________________________
                                                  Helge K. Lee, Vice President



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